______________________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________

FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2006

______________________________________

Monmouth Real Estate Investment Corporation

(Exact name of registrant as specified in its charter)

______________________________________

MARYLAND	000-24282	22-1897375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Juniper Business Plaza, Suite 3-C 3499 Route 9 North Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 577-9993

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________________________

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 22, 2006, the Company’s Board of Directors adopted an amendment to the Company’s Bylaws to permit the Company to issue uncertificated shares of the Company’s stock. Previously, the Bylaws stated that, except with respect to the excess stock of the Company, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by the stockholder in the Company. The amendment deletes this language and states that, except as may be otherwise provided by the Board of Directors, stockholders of the Company are not entitled to certificates representing the shares of stock held by them. The amendment further states that, in the event that the Company issues shares of stock represented by certificates, such certificates shall be signed by the officers of the Company in the manner permitted by Maryland law and contain the statements and information required by Maryland law. In the event that the Company issues shares of stock without certificates, the Company shall provide to record holders of such shares a written statement of the information required by Maryland law to be included on stock certificates. The amendment is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to the Bylaws of Monmouth Real Estate Investment Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2006	MONMOUTH REAL ESTATE INVESTMENT CORPORATION

	By:	/s/ Anna T. Chew
Anna T. Chew
Chief Financial Officer

3